HOME EQUITY ASSET TRUST 2006-6

DERIVED INFORMATION  [7/11/06]

[$835,975,000]

Senior, Mezzanine & Subordinate Bonds Offered

(Approximate)

[$835,975,100]

Total Certificates Offered & Non-Offered

Home Equity Pass-Through Certificates, Series 2006-6

Credit Suisse First Boston Mortgage Securities Corp.

Depositor

[U.S. Bank, N.A.]

Trustee

The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-130884 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Statistical Collateral Summary – Aggregate Collateral

All information on the Mortgage Loans is approximate, includes a portion of the prefunding, and is based off of rolled scheduled balances as of the 7/01/06 cutoff date.  Approximately 10.1% of the mortgage loans do not provide for any payments of principal in the first two, five or ten years following origination.  The final numbers will be found in the prospectus supplement.   Thirty-day delinquencies and sixty-day delinquencies will represent less than 1.5% and 0.5% of the Mortgage Loans, respectively.  The Original Loan-to-Value (OLTV) ratio displayed in the tables below employs the Combined Loan-to-Value (CLTV) ratio in the case of second liens.

Total Number of Loans	4,764
Total Outstanding Loan Balance	$824,187,591*	Min	Max
Average Loan Current Balance	$173,003	$9,973	$1,000,000
Weighted Average Original LTV	79.5%**
Weighted Average Coupon	8.08%	5.47%	14.13%
Arm Weighted Average Coupon	7.94%
Fixed Weighted Average Coupon	8.87%
Weighted Average Margin	6.25%	2.25%	9.99%
Weighted Average FICO (Non-Zero)	628
Weighted Average Age (Months)	3
% First Liens	96.3%
% Second Liens	3.7%
% Arms	84.9%
% Fixed	15.1%
% of Loans with Mortgage Insurance	0.0%

*

Total collateral will be approximately [$850,000,100]

**

Note, for second liens, CLTV is employed in this calculation.

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
Scheduled Balance	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
<= 50,000	438	14,134,353	1.7	10.80	348	633	67.2	94.6	95.3	93.9	39.7
50,001 - 100,000	1,162	86,961,261	10.6	9.02	389	614	74.2	89.6	92.8	41.9	39.6
100,001 - 150,000	949	118,141,742	14.3	8.20	419	613	76.4	89.3	95.6	19.2	42.2
150,001 - 200,000	722	126,344,896	15.3	7.99	434	623	69.5	90.2	94.4	13.7	42.9
200,001 - 250,000	507	113,654,484	13.8	7.94	437	626	64.5	88.0	96.5	11.9	43.4
250,001 - 300,000	326	89,022,291	10.8	7.74	430	633	57.1	89.0	95.7	5.3	43.6
300,001 - 350,000	214	69,581,504	8.4	7.75	436	633	54.7	89.7	93.5	8.0	44.1
350,001 - 400,000	153	56,985,817	6.9	7.67	449	639	53.5	89.8	94.0	6.5	44.2
400,001 - 450,000	90	38,356,717	4.7	7.81	430	646	44.8	92.0	93.3	4.5	45.4
450,001 - 500,000	78	37,203,524	4.5	7.77	443	647	43.6	91.0	96.2	5.2	43.8
500,001 - 550,000	54	28,170,472	3.4	8.02	442	651	38.9	92.3	98.2	0.0	42.9
550,001 - 600,000	32	18,435,102	2.2	7.85	468	653	44.0	92.5	93.5	12.7	41.0
600,001 - 750,000	31	20,522,970	2.5	8.01	456	639	55.6	87.9	89.8	3.1	42.2
750,001 - 800,000	5	3,923,872	0.5	8.61	441	609	39.3	81.5	100.0	19.4	50.1
850,001 - 900,000	2	1,748,587	0.2	8.11	418	692	49.1	77.1	50.9	0.0	36.7
950,001 >=	1	1,000,000	0.1	7.99	357	677	0.0	100.0	100.0	0.0	55.5
Total:	4,764	824,187,591	100.0	8.08	429	628	62.0	89.7	94.7	15.1	42.9

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
Current Rate (%)	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
5.01 - 5.50	2	425,607	0.1	5.48	356	667	100.0	73.7	100.0	0.0	30.5
5.51 - 6.00	45	11,000,937	1.3	5.90	437	656	97.5	89.1	100.0	6.8	42.4
6.01 - 6.50	164	40,171,490	4.9	6.33	436	656	90.0	89.7	100.0	7.6	45.0
6.51 - 7.00	441	104,874,158	12.7	6.84	448	649	79.5	91.6	98.2	9.2	43.7
7.01 - 7.50	671	139,678,951	16.9	7.31	446	646	70.7	93.3	97.0	11.0	43.6
7.51 - 8.00	867	167,516,956	20.3	7.80	442	632	63.0	90.4	96.2	14.6	42.9
8.01 - 8.50	592	111,395,778	13.5	8.30	432	625	54.1	88.4	93.3	10.1	42.3
8.51 - 9.00	567	99,712,220	12.1	8.79	415	610	49.9	86.4	90.5	12.2	41.9
9.01 - 9.50	331	51,107,058	6.2	9.28	403	604	39.7	87.0	86.3	13.6	43.2
9.51 - 10.00	384	48,164,648	5.8	9.77	389	593	40.2	85.6	91.3	22.3	41.3
10.01 - 10.50	198	18,886,784	2.3	10.30	386	593	37.9	86.2	91.1	39.2	42.3
10.51 - 11.00	181	13,791,911	1.7	10.79	371	599	48.7	89.5	95.4	56.2	41.8
11.01 - 11.50	86	5,059,011	0.6	11.27	357	611	59.5	90.4	91.5	78.1	39.3
11.51 - 12.00	120	6,532,955	0.8	11.80	349	607	75.9	94.2	97.3	85.5	42.3
12.01 - 12.50	51	3,135,826	0.4	12.23	356	610	78.2	94.3	100.0	82.8	41.7
12.51 - 13.00	42	1,716,045	0.2	12.75	353	612	82.7	98.0	98.7	100.0	42.1
13.01 - 13.50	16	718,958	0.1	13.26	356	631	64.7	99.3	100.0	100.0	42.9
13.51 - 14.00	5	200,152	0.0	13.75	357	626	87.5	100.0	100.0	100.0	36.0
14.01 - 14.50	1	98,147	0.0	14.13	357	677	0.0	100.0	100.0	100.0	0.0
Total:	4,764	824,187,591	100.0	8.08	429	628	62.0	89.7	94.7	15.1	42.9

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
FICO	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
<= 0	2	95,157	0.0	13.09	358	0	0.0	100.0	100.0	100.0	35.4
476 - 500	7	1,166,924	0.1	9.61	355	500	71.8	74.7	100.0	9.9	38.9
501 - 525	117	16,513,406	2.0	9.43	374	514	76.7	72.8	97.8	6.9	41.6
526 - 550	277	44,331,921	5.4	9.22	389	540	72.1	77.3	98.1	14.5	42.4
551 - 575	288	45,889,789	5.6	8.67	410	564	70.1	77.0	95.7	16.6	41.6
576 - 600	825	133,057,985	16.1	8.30	417	589	73.9	87.2	96.4	13.8	42.2
601 - 625	1,044	175,719,184	21.3	7.98	435	613	74.1	89.9	95.6	18.8	42.9
626 - 650	877	145,517,810	17.7	7.91	437	638	66.9	93.5	94.6	16.9	43.6
651 - 675	713	118,787,368	14.4	7.97	431	662	48.0	93.8	92.9	18.7	42.8
676 - 700	326	72,479,386	8.8	7.66	447	687	35.1	93.8	91.4	8.6	43.2
701 - 725	146	35,028,616	4.3	7.46	441	712	40.0	94.7	94.4	6.2	44.0
726 - 750	71	18,731,162	2.3	7.75	451	738	28.5	95.5	93.1	8.1	43.5
751 - 775	47	11,150,542	1.4	7.26	432	763	34.5	93.7	82.0	7.1	43.6
776 - 800	22	5,377,083	0.7	7.29	466	782	32.5	98.7	98.8	3.6	43.8
801 - 825	2	341,258	0.0	7.25	537	804	35.0	100.0	100.0	0.0	41.2
Total:	4,764	824,187,591	100.0	8.08	429	628	62.0	89.7	94.7	15.1	42.9

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
Original LTV (%) *	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
<= 50.000	92	11,811,909	1.4	7.94	388	604	72.0	42.4	91.4	39.2	38.3
50.001 - 55.000	38	6,831,453	0.8	8.05	386	600	56.5	53.0	92.6	23.9	37.5
55.001 - 60.000	60	9,896,950	1.2	7.83	406	600	66.3	57.8	91.0	18.1	40.2
60.001 - 65.000	108	20,360,267	2.5	8.11	410	593	63.4	63.7	89.8	19.4	39.6
65.001 - 70.000	209	38,456,386	4.7	7.93	409	597	63.4	73.0	93.1	14.4	40.6
70.001 - 75.000	777	160,131,461	19.4	7.54	475	637	69.1	92.0	95.9	10.4	44.5
75.001 - 80.000	1,909	376,201,905	45.6	7.79	428	638	59.3	94.3	96.5	9.6	43.2
80.001 - 85.000	323	61,341,540	7.4	8.70	408	600	51.6	85.0	85.4	13.6	42.4
85.001 - 90.000	484	85,261,689	10.3	8.82	412	619	58.2	89.9	91.4	10.6	42.5
90.001 - 95.000	144	17,778,824	2.2	9.13	407	632	65.7	94.6	98.8	36.7	42.9
95.001 - 100.000	620	36,115,207	4.4	10.55	370	634	78.4	99.9	99.9	84.2	41.7
Total:	4,764	824,187,591	100.0	8.08	429	628	62.0	89.7	94.7	15.1	42.9

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
CombinedLTV (%) *	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
<= 50.000	90	11,303,224	1.4	7.98	385	604	72.0	41.2	91.0	39.7	38.4
50.001 - 55.000	38	6,831,453	0.8	8.05	386	600	56.5	53.0	92.6	23.9	37.5
55.001 - 60.000	60	9,896,950	1.2	7.83	406	600	66.3	57.8	91.0	18.1	40.2
60.001 - 65.000	108	20,360,267	2.5	8.11	410	593	63.4	63.7	89.8	19.4	39.6
65.001 - 70.000	171	32,049,801	3.9	8.08	400	591	61.8	68.8	91.7	15.6	40.6
70.001 - 75.000	235	45,069,249	5.5	8.20	406	591	63.3	74.1	86.3	17.4	41.0
75.001 - 80.000	502	97,766,477	11.9	8.21	410	606	58.8	79.4	87.9	14.7	40.6
80.001 - 85.000	320	61,968,478	7.5	8.64	411	602	52.7	84.6	85.7	14.3	42.3
85.001 - 90.000	511	94,065,243	11.4	8.62	420	623	57.6	89.7	91.8	11.0	42.3
90.001 - 95.000	247	39,690,352	4.8	8.26	427	632	69.3	94.6	97.5	24.1	42.9
95.001 - 100.000	2,482	405,186,097	49.2	7.83	446	650	64.1	99.9	99.8	14.0	44.4
Total:	4,764	824,187,591	100.0	8.08	429	628	62.0	89.7	94.7	15.1	42.9

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
Documentation Type	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
Full	3,220	511,125,462	62.0	7.87	429	617	100.0	89.8	95.8	18.8	42.6
Reduced	798	155,272,808	18.8	8.33	427	656	0.0	93.9	94.1	9.3	43.9
No Income/ No Asset	20	1,944,128	0.2	10.23	353	676	0.0	77.5	69.0	44.1	42.6
Stated Income / Stated Assets	726	155,845,193	18.9	8.54	432	637	0.0	85.2	92.1	8.6	42.8
Total:	4,764	824,187,591	100.0	8.08	429	628	62.0	89.7	94.7	15.1	42.9

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
Purpose	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
Purchase	2,430	406,637,412	49.3	7.96	444	647	59.6	97.4	96.6	11.6	44.2
Refinance - Rate Term	345	50,503,964	6.1	8.05	415	621	70.0	88.6	94.5	21.4	42.2
Refinance - Cashout	1,989	367,046,216	44.5	8.23	414	609	63.6	81.4	92.7	18.2	41.5
Total:	4,764	824,187,591	100.0	8.08	429	628	62.0	89.7	94.7	15.1	42.9

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
Occupancy Status	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
Primary	4,505	780,638,658	94.7	8.05	431	628	62.7	90.3	100.0	14.9	43.1
Second Home	29	4,146,018	0.5	8.15	374	628	62.2	77.3	0.0	22.9	38.4
Investor	230	39,402,915	4.8	8.69	387	646	48.2	79.6	0.0	17.9	38.6
Total:	4,764	824,187,591	100.0	8.08	429	628	62.0	89.7	94.7	15.1	42.9

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
Property Type	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
Single Family Residence	3,906	654,002,614	79.4	8.07	428	626	63.4	89.3	96.1	15.9	42.8
PUD	377	75,603,931	9.2	8.04	437	635	61.9	93.0	96.2	14.1	43.5
Condo	278	46,477,487	5.6	8.06	436	641	55.3	92.4	92.2	10.0	43.3
2 Family	143	32,331,582	3.9	8.35	421	640	44.5	88.3	78.9	10.7	42.2
3-4 Family	60	15,771,977	1.9	8.54	414	654	62.8	85.8	70.0	13.6	41.5
Total:	4,764	824,187,591	100.0	8.08	429	628	62.0	89.7	94.7	15.1	42.9

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
State	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
California	813	249,671,089	30.3	7.65	449	648	48.8	89.7	94.0	7.4	44.4
Florida	531	90,854,489	11.0	8.17	421	622	56.8	86.9	94.3	18.2	42.3
Washington	186	36,414,261	4.4	7.81	455	633	75.9	93.7	97.2	11.4	43.5
Arizona	199	32,802,781	4.0	8.12	421	621	66.2	87.5	94.4	8.5	41.9
Nevada	144	28,191,013	3.4	7.98	449	638	57.3	92.5	96.6	10.5	43.0
Ohio	246	26,370,574	3.2	8.40	430	614	83.1	93.7	96.4	48.8	41.0
Oregon	134	23,798,576	2.9	7.65	452	642	71.3	91.9	95.4	15.8	43.0
New York	105	23,164,635	2.8	8.73	394	620	46.2	84.0	87.3	21.9	44.0
Georgia	174	23,010,487	2.8	8.40	426	620	70.1	93.1	94.1	11.8	42.1
Maryland	110	22,560,165	2.7	8.31	392	593	73.6	83.1	99.5	11.0	43.5
Virginia	123	21,577,502	2.6	8.26	407	613	67.8	85.3	93.5	13.8	41.5
Colorado	140	20,368,192	2.5	7.66	491	626	89.5	96.9	98.4	18.3	44.5
Illinois	118	20,087,267	2.4	8.77	402	626	49.0	87.4	94.0	11.3	42.5
Texas	194	18,188,021	2.2	8.60	363	606	68.0	88.7	95.4	30.4	41.9
New Jersey	87	16,758,659	2.0	8.49	418	623	54.4	84.2	92.3	14.7	42.4
Other	1,460	170,369,878	20.7	8.45	408	615	73.8	91.2	95.2	21.0	41.4
Total:	4,764	824,187,591	100.0	8.08	429	628	62.0	89.7	94.7	15.1	42.9

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
WAM	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
61 - 120	2	98,241	0.0	10.46	115	535	100.0	70.2	100.0	100.0	36.1
121 - 180	48	3,271,996	0.4	8.88	176	637	70.8	73.8	87.9	100.0	37.9
181 - 240	24	1,434,293	0.2	9.10	236	648	71.1	84.4	100.0	100.0	40.5
241 - 300	2	87,497	0.0	8.34	294	659	100.0	77.9	100.0	100.0	40.6
301 - 360	2,831	412,863,389	50.1	8.36	357	619	63.8	87.7	91.8	19.0	41.9
421 - 480	964	221,606,303	26.9	7.95	477	631	50.6	88.7	97.3	3.3	43.0
481 - 540	893	184,825,872	22.4	7.61	537	645	71.3	95.7	98.2	18.4	45.0
Total:	4,764	824,187,591	100.0	8.08	429	628	62.0	89.7	94.7	15.1	42.9

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
Margin (%)	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
0.01 - 4.00	10	2,581,014	0.4	7.42	375	686	23.6	82.9	76.0	0.0	38.1
4.01 - 4.50	12	3,096,434	0.4	6.27	398	672	91.2	96.1	100.0	0.0	46.1
4.51 - 5.00	53	14,546,426	2.1	6.63	413	679	60.8	94.8	100.0	0.0	43.9
5.01 - 5.50	643	152,478,576	21.8	7.60	417	640	58.2	88.0	91.1	0.0	42.8
5.51 - 6.00	695	149,633,316	21.4	7.71	431	630	63.5	90.0	94.3	0.0	43.8
6.01 - 6.50	703	139,738,942	20.0	7.90	439	630	61.0	91.8	98.2	0.0	43.8
6.51 - 7.00	629	124,206,362	17.8	8.12	445	627	57.2	91.1	95.8	0.0	42.4
7.01 - 7.50	300	55,711,980	8.0	8.47	449	617	57.2	89.3	95.2	0.0	43.4
7.51 - 8.00	272	43,326,706	6.2	9.07	427	594	54.9	87.4	97.2	0.0	42.3
8.01 - 8.50	70	9,943,487	1.4	9.29	438	606	49.2	89.9	90.1	0.0	41.4
8.51 - 9.00	29	3,159,744	0.5	9.11	408	611	51.1	96.2	100.0	0.0	40.7
9.01 - 9.50	12	885,514	0.1	10.23	408	601	62.6	93.6	79.5	0.0	37.4
9.51 - 10.00	5	277,679	0.0	10.92	424	585	81.1	92.6	81.1	0.0	30.5
Total:	3,433	699,586,180	100.0	7.94	433	629	59.3	90.0	94.9	0.0	43.2

		Total	%					WA			WA
	No of	Scheduled	Scheduled	WAC	WA	WA	%	CLTV*	%	%	DTI
Product	Loans	Balance	Balance	%	WAM	FICO	Full Doc	%	OwnerOcc	Fixed Rate	%
Arm 2/28	1,396	231,918,041	28.1	8.38	357	603	62.3	85.4	89.1	0.0	41.6
Arm 2/28 IO	250	73,148,924	8.9	7.39	357	659	59.3	93.5	99.5	0.0	44.8
Arm 2/28 - Balloon 40/30	732	162,855,131	19.8	7.94	477	630	50.8	89.4	97.2	0.0	42.6
Arm 2/28 - Dual 40/30	144	41,193,587	5.0	8.08	477	630	43.8	85.8	97.6	0.0	44.1
Arm 3/27	133	19,927,620	2.4	8.00	357	635	69.3	93.2	96.8	0.0	41.7
Arm 3/27 IO	26	5,914,482	0.7	7.51	357	672	50.4	94.6	94.3	0.0	40.5
Arm 3/27 - Balloon 40/30	38	7,325,093	0.9	7.72	477	660	44.2	95.9	100.0	0.0	44.0
Arm 3/27 - Balloon 45/30	668	148,528,587	18.0	7.55	537	650	67.4	96.7	98.5	0.0	45.4
Arm 5/25	18	2,818,795	0.3	7.99	356	636	76.9	81.8	85.0	0.0	44.4
Arm 5/25 IO	3	799,750	0.1	7.05	354	699	100.0	82.6	43.1	0.0	39.3
Arm 5/25 - Balloon 40/30	14	2,865,371	0.3	7.23	477	638	92.5	84.3	100.0	0.0	41.7
Arm 5/25 - Balloon 45/30	11	2,290,798	0.3	7.39	537	685	34.0	97.6	94.3	0.0	42.9
Fixed Balloon	825	69,136,020	8.4	9.15	458	629	77.3	92.8	97.4	100.0	42.7
Fixed Balloon IO	2	178,000	0.0	11.24	175	648	66.9	96.7	100.0	100.0	42.5
Fixed Rate	491	52,472,083	6.4	8.54	342	616	77.2	81.7	88.5	100.0	39.5
Fixed Rate IO	13	2,815,307	0.3	8.05	349	614	65.4	76.4	93.9	100.0	42.3
Total:	4,764	824,187,591	100.0	8.08	429	628	62.0	89.7	94.7	15.1	42.9